THE SECURITIES WHICH ARE THE SUBJECT OF THIS SUBSCRIPTION
     AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FORM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS SET FORTH HEREIN, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS AGREEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES TO BE PURCHASED PURSUANT TO THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THE INVESTMENT IN THE SHARES THAT ARE THE SUBJECT OF THIS AGREEMENT FOR AN INDEFINITE PERIOD OF TIME.


                 REGULATION S SUBSCRIPTION AGREEMENT

                        DOVER PETROLEUM CORP.

     Subscription Agreement (the "Subscription Agreement") between Dover Petroleum Corp., a Nevada corporation ("Company")and Robert
Salna ("Purchaser").

     1.   Subscription.

          (a) The Purchaser hereby applies to purchase 4,560,200 units (the "Units") from the Company at a price of fifty cents (US$0.50) per Unit for an aggregate subscription price (the "Subscription Price") of US$ 2,280,100, all in accordance with the terms set forth in this Subscription Agreement. Each Unit consists of one (1) share (a "Share") of the $.001 par value common stock of the Company (the "Common Stock") and one (1) warrant (a "Warrant") to purchase one (1) share of Common Stock (the "Warrant Shares"), which Warrant must shall be in the form attached hereto. The Warrant will, upon exercise, entitle the holder thereof, to acquire the Warrant Shares at a price of eighty cents (US$0.80) per Warrant Share. THE SUBSCRIPTION EVIDENCED BY THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT BY PURCHASER IS IRREVOCABLE, BUT SUCH SUBSCRIPTION MAY BE REJECTED BY THE COMPANY IN ITS SOLE DISCRETION. In the event that the subscription of the Purchaser is rejected by the Company, the Purchaser understands that all of the obligations of Purchaser hereunder shall terminate.

          (b) Payment of the Subscription Price shall be made in the form of a promissory note (the "Subscription Note") in the form attached hereto.

     2.   Representations and Warranties of Purchaser.  The
Purchaser acknowledges, represents, warrants and agrees as follows:

          (a) This Subscription Agreement has not been reviewed by the Securities and Exchange Commission (the "SEC") or any state securities agency because of applicable exemptions from the registration provisions of the Securities Act of 1933 (the "Act") and/or applicable state securities laws (collectively, the "Securities Laws").

          (b) Neither the SEC nor any state securities agency has made any finding or determination of the fairness or suitability for investment in or any endorsement of Company or of the Units.

          (c) Legal counsel to Company has not provided any information regarding Company to Purchaser nor has such legal counsel independently verified any information regarding Company otherwise obtained by Purchaser or included herein.

          (d) No independent third party, such as an investment banking firm or other expert in evaluating businesses or securities, has made an evaluation of the economic potential of Company.

          (e) The price of the Units has been determined solely by Company and does not necessarily bear any relationship to the results of operations, net worth or prospects of Company or to any other recognized criteria of value, and should not be considered as an indication of any price at which any of the Common Stock of Company may trade in the future.

          (f)  If the Purchaser is other than an individual:

               (1) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to purchase and hold the Shares and the Warrants.

               (2) The decision to invest by the Purchaser, the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transaction contemplated hereby have been duly authorized and no other proceedings on the part of the Purchaser is necessary.

               (3) The person executing this Agreement on behalf of the Purchaser has all right, power and authority to execute and deliver this Subscription Agreement on behalf of the Purchaser.
      This Subscription Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          (g)  If the Purchaser is a natural person:   He or she has
reached the age of majority in the jurisdiction in which he or she resides and has adequate means of providing for his or her current financial needs and contingencies.

          (h) The Purchaser is able to bear the economic risks of the investment in the Units and, consequently, without limiting the generality of the foregoing, is able to hold the Units for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

          (i) The Units are being acquired by the Purchaser for the Purchaser's own account with no intention of assigning any participation or interest therein, and not with a view toward the distribution thereof except in compliance with applicable securities laws and regulations.

          (j) The Purchaser hereby agrees to resell the Shares, the Warrants and the Warrant Shares only in accordance with the provisions of Regulation S under the Act ("Regulation S"), pursuant to registration under the Act or pursuant to an available exemption from such registration and in compliance with the Securities Laws.

          (k) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Units and of protecting the Purchaser's interests in connection with this transaction. The Purchaser recognizes that an investment in the Units involves a high degree of risk and that the Purchaser may lose the entire investment in the Units.

          (l) Purchaser understands that Purchaser is purchasing the Units without being furnished any offering literature or prospectus. THE PURCHASER ACKNOWLEDGES THAT PURCHASER HAS OBTAINED SUCH INFORMATION OR DATA AS PURCHASER MAY DEEM APPROPRIATE IN ORDER TO PROVIDE THE PURCHASER WITH THE BASIS OF MAKING AN INFORMED INVESTMENT DECISION WITH RESPECT TO THE PURCHASE OF UNITS. The Purchaser has had the opportunity to obtain such information as Purchaser deems necessary to verify the intended use of the proceeds derived from the Purchaser's investment in the Units. The Purchaser has been given the opportunity to meet with representatives of the Company and to have such representatives answer any questions and provide any additional information regarding the terms and conditions of an investment in the Units as deemed relevant by the Purchaser or as a result of any independent investigations made by the Purchaser or any of Purchaser's representatives. Except as may be set forth herein, no representations or warranties have been made to Purchaser by Company or any agent, employee or affiliate of Company, as a condition to executing this Subscription Agreement, and Purchaser is not relying on any information other than that which results from the independent investigation of Purchaser.

          (m) Purchaser understands that the Company is currently seeking to raise up to Six Million Dollars (US$6,000,000.00), and in that regard it may execute subscription agreements with other parties for the sale of up to Twelve Million shares of its Common Stock and warrants to issue up to an additional Twelve Million of its shares of Common Stock (collectively, the "Potential Issuances"). Accordingly, if the Company is successful in meeting its goals it may issue Twenty Four Million (or more) shares of its Common Stock. Purchaser further understands that the Company may offer terms and conditions relating to any such Potential Issuances which are more or less favorable to any potential purchaser than those offered by the Company pursuant to this Subscription Agreement and the Company makes no representation or warranty to the Purchaser in regard to any term or condition that may be associated with any such Potential Issuance.

          (n) The Purchaser acknowledges that the Purchaser has been advised to consult with the Purchaser's own attorney regarding legal matters concerning the Company and to consult with the Purchaser's tax advisor regarding the tax consequences of acquiring the Units.

          (o) The Purchaser does not intend to dispose of all or a portion of the Shares, the Warrants or the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

          (p) The Purchaser understands that neither the Shares, the Warrants, the Warrant Shares nor the sale thereof have been registered under the Act or under the Securities Laws. The Purchaser understands that the transfer of the Shares, the Warrants and the Warrant Shares is restricted and the Shares, the Warrants and the Warrant Shares must be held indefinitely unless the each of same are subsequently registered under the Act or, in the opinion of the Purchaser's counsel, which opinion shall be reasonably acceptable to the Company and the Company's counsel, an exemption from such registration is available at that time, or pursuant to the provisions of Regulation S. The Purchaser further understands that the Company has no intention or obligation to register the Shares, the Warrants nor the Warrant Shares under the Act or otherwise.

          (q) The Purchaser certifies that the Purchaser is not a U.S. Person nor is the Purchaser purchasing the Units for the account or benefit of any U.S. Person.

          (r) The Purchaser understands and agrees that, in addition to the restrictions set forth elsewhere in this Subscription Agreement, the Company and its transfer agent will refuse to register any transfer of the Shares, the Warrants or the Warrant Shares unless each of same are, as applicable, registered under the Act or an exemption from the registration requirements of the Act is available.

          (s) The Purchaser is not subscribing for the Units as a result of, nor is the Purchaser aware of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting with respect to the Units or the Company.

          (t) This Agreement has been executed by the Purchaser outside of the United States.

          (u)  There are no oral or written contracts,
understandings, agreements or arrangements pursuant to which the Purchaser may at some future date sell or otherwise dispose of the Units to a U.S. Person or cause the title in the Shares, the Warrants or the Warrant Shares to vest in any U.S. person or entity.

          (v)  There are no oral or written contracts,
understandings, agreements or arrangements between the Purchaser and any U.S. Person pursuant to which any U.S. Person will benefit in such manner as to be deemed equivalent to an owner of any of the Units including, but not limited to, the application of income received from a sale thereof.

          (w) The offer made by the Company with respect to the sale of Units to the Purchaser was not made in the United States and at the time the buy order originated, the Purchaser was outside of the United States.

          (x) The Purchaser is not a distributor or a securities dealer or a person receiving a selling concession, fee or other remuneration in respect of the Units.

          (y) The Shares, the Warrants and the Warrant Shares sold by the Company, a distributor, or any of their respective affiliates in a transaction pursuant to Regulation S are deemed to be "restricted securities," as defined in Rule 144 under the Act and are therefore subject to the holding period and other conditions of Rule 144. Any such "restricted securities," will continue to be restricted securities for the purpose of Rule 144 even though they may have been acquired in a resale transaction made pursuant to Regulation S. The Purchaser is familiar with the provisions of Rule 144.

          (z) Purchaser understands that a legend (the "Legend") will be placed on the certificate representing the Shares, the Warrants and the Warrant Shares stating that the each of same, as applicable have not been registered under the Act or other applicable Securities Laws and setting forth or referring to the restrictions on transferability and sale thereof.

          (aa) Purchaser understands that Company may, in the exercise of its sole discretion, pay commissions or finder fees of up to Ten percent (10%) of the Aggregate Subscription Price of the Units (the "Fees") to certain licensed broker-dealers, finders and others who are instrumental in the sale of the Units and legally entitled thereto.

     3. Representations by Company. Company hereby represents and warrants to Purchaser that as of the date of acceptance by Company of this Subscription Agreement:

          (a) Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business presently conducted by it.

          (b) The execution, delivery and performance of this Subscription Agreement by Company has been duly approved by the board of directors (the "Board") of Company and all other actions required to authorize and effect the offer and sale of the Units to Purchaser will have been duly taken and approved.

          (c) The Units are duly authorized. The Shares and the Warrant Shares when issued and paid for in accordance with the terms hereof, will be fully paid and non-assessable with no personal liability attaching thereto.

          (d) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Without giving effect to the Potential Issuances, as of the date hereof, there are no more than 34,349,160 shares of Common Stock issued and outstanding and no Preferred Stock outstanding. As of the date hereof with the exception of the Potential Issuances, no other equity securities of the Company are issued and outstanding and there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. The holders of outstanding shares of the Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, the board of directors (the "Board") from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of the common stock are not entitled to preemptive rights, and the Common Stock is not subject to conversion or redemption.

          (e)  The execution and delivery of this Subscription
Agreement and the issuance of the Units will not result in a violation of or constitute a default:

               (1) under the certificate of incorporation or bylaws of Company;

               (2) in the performance or observance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, in any material agreement or instrument to which Company is a party or by which Company or any of the property of Company may be bound; or

               (3) of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

     4. Definitions. The following definitions shall apply to this Subscription Agreement:

          (a) "Distributor" means any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the Units.

          (b) "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

          (c)  "U.S. Person" means:

               (1)  Any natural person resident in the United States;

               (2) Any partnership or corporation organized or incorporated under the laws of the United States;

               (3)  Any estate of which any executor or
     administrator is a U.S. person;

               (4)  Any trust of which any trustee is a U.S. person;

               (5) Any agency or branch of a foreign entity located in the United States;

               (6) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

               (7)  Any discretionary account or similar account
     (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident of the United States; and

               (8)  Any partnership or corporation if:

                    (A) organized or incorporated under the laws of any foreign jurisdiction; and

                    (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it organized or incorporated, and owned, by Accredited Investors (as defined in Rule 501 (a) under the Act) who are not natural persons, estates or trusts.

               (9)  Notwithstanding the foregoing:

                    (A)  any discretionary account or similar
     account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. Person".

                    (B)  any estate of which any professional
     fiduciary acting as executor or administrator is a U.S. Person shall not be deemed a U.S. person if:

                         1.   an executor or administrator of the
          estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and

                         2.   the estate is governed by foreign law.

                    (C)  any trust of which any professional
     fiduciary acting as trustee is a U.S. Person shall not be deemed a U.S. Person if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

                    (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. Person.

                    (E)  any agency or branch of a U.S. Person
     located outside the United States shall not be deemed a "U.S.
     Person" if:

                         1.   the agency or branch operates for
          valid business reasons; and

                         2.   the agency or branch is engaged in the
          business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

                    (F)  The International Monetary Fund, the
     International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. Persons."

     5.   Agreement to Indemnify Company.

          (a) Purchaser hereby agrees to indemnify and hold Company and its directors, officers, controlling persons, legal counsel and their respective heirs, representatives, successors and assigns harmless from and to indemnify them against any and all liabilities, damages, losses, costs and expenses that any of the foregoing parties may incur:

               (1) by reason of Purchaser's failure to fulfill any of the terms and conditions of this Subscription Agreement; and

               (2) by reason of the breach by Purchaser of any of the agreements, acknowledgments, understandings, representations or warranties contained in this Subscription
     Agreement; and

               (3)  by reason of any misrepresentation by Purchaser;
     and

               (4) by reason of any sale or distribution by Purchaser in violation of the Securities Laws; and

               (5) by reason of any and all claims made by or involving any person, other than Purchaser, claiming any interest, right, title, power or authority with respect to the purchase by Purchaser of the Units.

          (b) Purchaser further agrees and acknowledges that this indemnification provision shall survive any sale or transfer or attempted sale or transfer of all or any portion of the Units, the dissolution or bankruptcy of Company, default by Company under the Subscription Agreement, or failure of any of the conditions stated in the Subscription Agreement.

     6.   Miscellaneous Provisions.

          (a) Assignment. The Purchaser agrees not to transfer or assign this Subscription Agreement, or any of the Purchaser's interest herein, and further agrees that the transfer or assignment of Shares, the Warrants and the Warrant Shares shall be made only in accordance with all applicable laws.

          (b) Counterparts. This Subscription Agreement may be executed in counterparts. Upon execution and delivery of this Subscription Agreement by Purchaser, this Subscription Agreement shall become a binding obligation of Purchaser with respect to the purchase of the Units as indicated herein; subject, however, to the right hereby reserved by Company to enter into the same agreements with other Purchasers, to add and/or delete other parties as Purchasers and to modify the number of Units to be purchased by Purchaser.

          (c) Entire Agreement. This Subscription Agreement constitutes the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them.

          (d) Further Documents. The parties agree to execute all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

          (e) Governing Law. This Subscription Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

          (f) Headings. The headings contained in this Subscription Agreement have been inserted for convenience of reference only and do not limit or otherwise affect construction or interpretation of any term or provision hereof.

          (g) Invalidity. Any term or provision of this Subscription Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (h) Jurisdiction and Venue. Notwithstanding the location at which this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida. The parties hereby agree that any dispute that may arise between them as a result of or in connection with this Subscription Agreement shall be adjudicated before a court located in Florida and such parties hereby submit to the exclusive jurisdiction of the courts of the State of Florida and the federal courts in Florida with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now have or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Units hereunder, and consent to service of process in any such action or legal proceeding by means of registered mail or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party may furnish in writing to the other, provided process is actually received.

          (i) Modification. This Subscription Agreement shall not be changed, modified or amended, except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged, except by performance in accordance with its terms or by a writing signed by the party to be charged.

          (j) Notices. All notices, consents and other communications under this Subscription Agreement shall be in writing and in each case addressed, as applicable, to Company at it business address or to Purchaser at the address set forth herein, or to such other address as a party may designate as to itself by notice addressed to the other party, and same shall be deemed to have been duly given:

               (1)  when delivered by hand; or

               (2) one business day after the business day of transmission when sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by United States mail; or

               (3) one business day after the business day of deposit with the carrier, when sent by Express Mail, FedEx or other recognized express delivery service for overnight delivery.

          (k) Subscription Agreement Binding on Heirs and Assigns. This Subscription Agreement shall be binding upon Purchaser and the heirs, successors, estate, legal representatives and assigns of Purchaser.

          (l) Survival of Representations and Warranties. The representations, warranties and covenants of the Purchaser contained herein shall survive the purchase of the Units.

          (m) Waiver. A waiver by either party of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

     7. Purchaser Data. Purchaser represents and warrants to Company that the following information is complete, accurate and may be relied upon by Company. In accordance with the foregoing, the following (PLEASE PROVIDE LEGIBLE RESPONSES) is hereby provided:


          (a)  Date of Birth; or Date of Incorporation or
Organization:

          (b)  State or Country of Residence; or Incorporation or
Organization:

          (c)  Personal Tax Identification Number; or Federal
Identification; or Trust Identification

               Number:

          (d)  Date of Birth of Spouse (if applicable):
                                                .

          (e) If Purchaser is a corporation, partnership, trust or other entity ("Entity") number of equity owners of Entity:

          (f)  Purchaser Address:

               City:                                      County:
                                 Postal Code:

               Country:                             Telephone
               Number: (                   )

          (g)  Occupation; or Title:








                    (Signatures appear next page)


     IN WITNESS WHEREOF, Purchaser hereby represents and warrants that Purchaser has read this entire Subscription Agreement and has
executed this Subscription Agreement this                     day of
_______________, 2002, at (City)
                  ,(County)                                 ,
(Country) ___________________________________.

     (PLEASE SIGN AS NAME(S) APPEAR IN THIS SUBSCRIPTION AGREEMENT. WHEN SIGNING AS ATTORNEY, EXECUTOR, PERSONAL REPRESENTATIVE,
     ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF JOINT OWNERSHIP, BOTH PARTIES MUST SIGN.)


PURCHASER SIGNATURE

-----------------------------
(Insert Title, if applicable)


PURCHASER SIGNATURE

-----------------------------
(Insert Title, if applicable


                        NOT FOR PURCHASER USE:


Accepted this               day of                                2002.

Dover Petroleum Corp.



By: ________________________________________

Title:   ______________________________________